
INTERNAL REVENUE SERVICE                     Department of the Treasury

                                             Washington, DC  20224

Index Numbers:  0332.00-00
                0355.00-00
                                             Contract Person:

                                             Telephone Number:

                                             In Reference to
                                             CC:DOM:CORP:3       PLR-121669-97
                                             Date:

Distributing 2   =

Controlled 2     =

Distributing 1   =

Controlled 1     =                                "THIS DOCUMENT MAY NOT BE USED
                                                  OR CITED AS PRECEDENT.
                                                  SECTION 6110(i)(3) OF THE
                                                  INTERNAL REVENUE CODE."

Sub 1            =


Sub 2            =


Sub 3            =


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Sub 5            =


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

                                      -2-

Sub 10           =

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

                                      -3-

Sub 23           =

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Sub 28           =

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Sub 35           =

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Sub 37           =

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

                                      -4-

Corporation X    =

Corporation Y    =

State Z          =

State A          =

Group B          =

Group C          =

Business D       =

Business E       =

Business F       =

Business G       =

Date H           =

Date I           =

Corporation J    =

Partnership 1    =

Date K           =


                                      -5-

Corporation L    =

Corporation M    =

Corporation N    =

Date O           =

Partnership 2    =

Date P           =

i                =

j                =

k                =

l                =

m                =

n                =

o                =

p                =

q                =

r                =

s                =

t                =

u                =

v                =

w                =

x                =

y                =

z                =

aa               =


                                      -6-

bb

cc

dd

ee

ff

gg




     This letter responds to a request dated November 25, 1937, submitted on your behalf by your authorized representative, for rulings on the federal income tax consequences of a proposed transaction. Additional information was submitted in letters dated February 9, 1998, February 26, 1998, and March 24, 1998. The information submitted for consideration is summarized below.

     Distributing 2, a State A corporation, is the common parent of an affiliated group of corporations that file a consolidated federal income tax return on a calendar year basis using an accrual method of accounting. Distributing 2 is a holding company and is not presently engaged directly in its businesses. Distributing 2 has 15 wholly owned first-tier subsidiaries, including, among others, Controlled 2, Distributing 1, Sub 33, Sub 36, Sub 37, Sub 38, Sub 39, Sub 40, and Sub 41. Distributing 2 conducts its businesses through Group B and Group C.

     The parent of Group B is Controlled 2, a holding company and wholly owned subsidiary of Distributing 2. Controlled 2 has 9 wholly owned subsidiaries, Sub 24 through Sub 32, and certain other second-tier subsidiaries. Group B is actively engaged, primarily through Sub 24, in Business D.

     The parent of Group C is Distributing 1, a holding company and wholly owned subsidiary of Distributing 2. Distributing 1 has 13 wholly owned subsidiaries, Sub 1 through Sub 12 and Controlled 1. Controlled 1, a holding company, holds all of the outstanding stock of Sub 13. Sub 13, a holding company, is actively engaged in Business E through its wholly owned subsidiaries, Sub 14 through Sub 23. Group C is also engaged in Business F, primarily through Sub 7, and Business G, primarily through Sub 4.

     Distributing 2 stock is widely held and publicly traded on the New York and Pacific Stock Exchanges. As of Date H, Distributing 2 had two classes of common stock outstanding that reflect separately the performance of the Business D of Group B (the "Distributing 2 Group B Common Stock) and the Business E, Business F and Business G of Group C (the Distributing 2 Group C Common Stock). Last, Distributing 2 had outstanding Series C Cumulative Redeemable Preferred Stock, Series D Convertible Preferred Stock (convertible into shares of Distributing 2 Group C Common Stock), and Series E Convertible Preferred Stock (convertible into shares of Distributing 2 Group C Common Stock). To the best knowledge of Distributing 2, no shareholder owns five percent or more of the total outstanding shares in Distributing 2 measured by vote or value.

     In a transaction unrelated to the proposed transactions described below, Distributing 2, its wholly owned subsidiary Distributing 1, and Distributing 1's wholly owned subsidiaries, Sub 9 and Sub 10, have entered into an agreement with Corporation X, an unrelated third party, whereby, subject to certain conditions, Sub 9 and Sub 10 will merge with and into Corporation X (the "Sub 9 Merger" and the "Sub 10 Merger" and collectively referred to as the "Mergers"). In the Mergers, Distributing 1 will receive Corporation X Common and Preferred Stock, and Corporation X will assume intercompany indebtedness of Sub 9 and Sub 10, aggregating $u, which indebtedness will be repaid at the time of the Mergers. Each of the Sub 9 Merger and the Sub 10 Merger is intended to qualify as a reorganization under Section 368(a) (1)
(A) of the Code. It is presently intended that the Mergers will be completed prior to the Distribution (the spin-off of New Controlled 2 by Distributing 2, described below).

     Financial information has been received indicating that Controlled 2's Business D, Sub 13's Business E, and Sub 7's Business F have each had gross receipts and operating expenses representative of the active conduct of a trade or business for each of the past five years.

     Distributing 2 is proposing to split-off from Distributing 2 its Group B (the "Separation"), to enable each of its Group B and Group C to compete more effectively in the rapidly changing marketplace. Prior to the Separation, Distributing 2 will undertake a restructuring (the "Restructuring"), the principal purposes of which are to (i) transfer the five-year active Business E to Controlled 1; (ii) align Business F with Group B; and (iii) eliminate all intercompany payables and receivables between Distributing 2 and Controlled 2 and their respective subsidiaries, as they exist immediately prior to the Separation.

     The following transactions will result in the transfer of the five-year active Business E conducted by Sub 13's wholly owned subsidiaries, Sub 14 through Sub 23, to Sub 13, and then to Controlled 1, 50 that Controlled 1 (i.e., the controlled corporation in the Controlled 1 Spin-Off) will be directly conducting a five-year active trade or business.

(i) Sub 13 will cause Sub 14, a wholly owned subsidiary of Sub 13, to be merged with and into Sub 13;

(ii) Sub 13 will cause Sub 15, a wholly owned subsidiary of Sub 13, to be merged with and into Sub 13;

(iii) Sub 13 will cause Sub 16, a wholly owned subsidiary of Sub 13, to be merged with and into Sub 13;

(iv) Sub 13 will cause Sub 17, a wholly owned subsidiary of Sub 13, to be merged with and into Sub 13;

(v) Sub 13 will cause Sub 18, a wholly owned subsidiary of Sub 13, to be merged with and into Sub 13;

(vi) Sub 13 will cause Sub 19, a wholly owned subsidiary of Sub 13, to be merged with and into Sub 13;

(vii) Sub 13 will cause Sub 20, a wholly owned subsidiary of Sub 13, to be merged with and into Sub 13;

(viii) Sub 13 will cause Sub 21, a wholly owned subsidiary of Sub 13, to be merged with and into Sub 13;

(ix) Sub 13 will cause Sub 22, a wholly owned subsidiary of Sub 13, to be merged with and into Sub 13;

(x) Sub 13 will cause Sub 23, a wholly owned subsidiary of Sub 13, to be merged with and into Sub 13;

(xi)     Controlled 1 will cause Sub 13 to be merged with and into Controlled
         1;

     The following transactions will adjust certain intercompany accounts, and will result in the transfer of certain assets, including the stock of certain subsidiaries of Distributing 1, to Controlled 1, as a preliminary step to the Controlled 1 Spin-Off:

(xii) Distributing 1 will assume approximately $q of indebtedness of Sub 12, a wholly owned subsidiary of Distributing 1, payable to Sub 33, a wholly owned subsidiary of Distributing 2;

(xiii) Sub 6, a wholly owned subsidiary of Distributing 1, will assume approximately $r of indebtedness of Sub 12 payable to Sub 33;

(xiv) Distributing 1 will contribute to the capital of Controlled 1 all of the issued and outstanding capital stock of the following wholly owned subsidiaries of Distributing 1: Sub 1, Sub 2, Sub 3, Sub 4, Sub 5, Sub 6, Sub 8, Sub 11, Sub 12 and Corporation X (collectively, the "Group C Subsidiaries.") (the transfers shall collectively be referred to as the "Controlled 1 Contribution");

     The following transactions will (i) enable Sub 33 to repay all commercial paper issued by it, to repay its subordinated debt to certain Trusts, and to tender for all of its long-term and medium-term debt securities; (ii) enable Sub 34, an indirect wholly owned subsidiary of Distributing 2, to tender for all of its medium-term debt securities; and
(iii) eliminate the intercompany debt between Distributing 2 and Controlled 2 and their respective subsidiaries as they exist immediately prior to the
Separation:

(xv) A newly formed State A subsidiary of Distributing 2, Sub 35, will enter into a credit facility with a syndicate of banks for approximately $s guaranteed by Distributing 2 (the "New Group C Debt").

(xvi) Sub 35 will make intercompany loans to the following subsidiaries of Controlled 1 (Sub 42 is a wholly owned subsidiary of Sub 5) in the following approximate amounts:


               Sub 4     $t
               Sub 42    $v
               Sub 3     $w
               Sub 6     $x


(xvii) The subsidiaries listed in (xvi), above, will use some or all of the amount loaned to each of them by Sub 35 to repay some or all of their respective indebtedness to Sub 33;

(xviii) Sub 35 will lend approximately $y to Sub 34, which amount Sub 34 will use to tender for all of its outstanding medium term debt securities;

(xix) After payment of its approximately $r intercompany indebtedness to Sub 33, Sub 6 will use the balance of the funds loaned to it by Sub 35, or approximately $z, to pay a dividend to Controlled 1.

(xx)     Controlled 1 will repay its approximately $z indebtedness to Sub 33;

(xxi) Sub 33 will use its receivable due from Sub 36, a wholly owned subsidiary of Distributing 2, in the approximate amount of $aa to repay part of its indebtedness to Distributing 2, which, in turn, will contribute the receivable to the capital of Sub 36 thereby extinguishing Sub 36's intercompany debt;

(xxii) Sub 4 will use its receivable due from Sub 33 in the approximate amount of $bb to repay the balance of its intercompany debt to Sub 33;

(xxiii) Distributing 2 will contribute to Distributing 1 as a contribution to capital a receivable from Sub 33 to Distributing 2 in the approximate amount of $cc, and Distributing 1 will use this receivable to repay part of its indebtedness to Sub 33. Following this repayment, Distributing 1 will have an outstanding intercompany indebtedness of approximately $dd payable to Sub 33;

(xxiv) Sub 33 will enter into a credit facility with a syndicate of banks for approximatelY $ee (the "New Sub 33 Debt"), guaranteed by Controlled 2;

(xxv) Sub 33 will use the loan repayment proceeds referred to in (xvii) and (xx) above, together with the proceeds referred to in (xxiv) above, aggregating approximately $ff, to repay all commercial paper issued by it, repay its subordinated debt to certain Trusts, and tender for all of its outstanding long-term and medium term debt securities;

(xxvi) Distributing 1 will distribute all of the issued and outstanding capital stock of Controlled I to Distributing 2 in the "Controlled 1 Spin-Off;"

     The following transactions will result in the reincorporation of Controlled 2 from State Z to State A:

(xxvii)  Controlled 2 will form a new State A subsidiary;

(xxviii) Controlled 2 will merge with and into the new State A subsidiary, which will be the surviving corporation

         (referred to herein as "New Controlled 2"). In the merger, New Controlled 2 will issue to Distributing 2 that number of shares of New Controlled 2 Common Stock equal to the sum of the number of shares of Group B Common Stock which will be outstanding at the time of the Distribution (the New Controlled 2 Spin-Off) and the number of shares of New Controlled 2 Common Stock to be issued to holders of Group C Common Stock according to a formula set forth in the Separation Agreement;

(xxix) Distributing 2 will contribute the following to the capital of New Controlled 2: all of the issued and outstanding capital stock of the following wholly owned subsidiaries of Distributing 2:
         Distributing 1, Sub 33, Sub 36, Sub 37, Sub 38, Sub 39, Sub 40 and Sub 41 (collectively, the Group B Subsidiaries) certain assets, including intellectual property (such as the name Distributing 2) and miscellaneous real estate and other assets (such assets, together with the stock of the Group B Subsidiaries referred to above, shall be referred to as the "Group B Assets"; the contribution shall be referred to as the "New Controlled 2 Contribution");

(xxx) As a result of the "New Controlled 2 Contribution," the Business F currently conducted by Group C, through Sub 7, will be transferred to New Controlled 2, along with Sub 33 (and the New Sub 33 Debt);

(xxxi) Distributing 2 will distribute all of the issued and outstanding capital stock of New Controlled 2 to its stockholders as follows:
         (1) Each share of Group B Common stock will be exchanged for one share of New Controlled 2 Common Stock; (2) A fraction of a share of New Controlled 2 Common Stock will be issued as a distribution on each share of Group C Common Stock, pursuant to a formula to be set forth in the Separation Agreement, and representing the fair market value of Sub 7, net of $gg of the New Sub 33 Debt. As a result of the Distribution, holders of Group B Common Stock prior to the Distribution will no longer own any shares in Distributing 2; the Group C Common Stock will be the only class of common stock of Distributing 2 which will remain outstanding subsequent to the Distribution. The Distributing 2 Series C Preferred Stock, Distribution 2 Series D Preferred Stock, and Distributing 2 Series B Preferred Stock will also remain outstanding subsequent to the Distribution, adjusted, where appropriate, pursuant to applicable anti-dilution provisions.

(xxxii) Following the Distribution, New Controlled 2 will be renamed Distributing 2 and Distributing 2 will be renamed Corporation Y;

(xxxiii) Following the Distribution, the New Controlled 2 Common Stock is expected to be listed for trading on the New York and Pacific Stock Exchanges, and the Group C Common Stock will continue to trade on the New York and Pacific Stock Exchanges.

     With respect to the liquidation by merger of Subs 14 through 23 with and into Sub 13 (steps (i) through (x), above), the taxpayers have made the following representations:

(a) Sub 13, on the date of adoption of the plans of complete liquidation, and at all times until the final liquidating distributions have been completed, will be the owner of at least 80 percent of the single outstanding class of stock of each of Sub 14, Sub 15, Sub 16, Sub 17, Sub 18, Sub 19, Sub 20, Sub 21, Sub 22 and Sub 23 (collectively hereinafter, the "Sub 13 Subsidiaries").

(b) No stock of any of the Sub 13 Subsidiaries will have been redeemed during the three years preceding the adoption of the plans of complete liquidation of the Sub 13 Subsidiaries.

(c) All distributions from the Sub 13 Subsidiaries to Sub 13 pursuant to the plans of complete liquidation will be made within a single taxable year of the Sub 13 Subsidiaries.

(d) As soon as the first liquidating distributions have been made, each of the Sub 13 Subsidiaries will cease to be a going concern and its activities will be limited to winding up its affairs, paying its debts, and distributing its remaining assets to Sub 13.

(e) The Sub 13 Subsidiaries will retain no assets following the final liquidating distribution.

(f) None of the Sub 13 Subsidiaries will have acquired any assets in any nontaxable transaction at any time, except for acquisitions occurring more than three years prior to the date of adoption of the plans of complete liquidation and except as described in the following sentences. On Date I Sub 14 (then known as Corporation J) received all of the assets of partnership 1 in connection with the liquidation of that partnership. On Date K, Corporation L (the predecessor of Sub 13) contributed to the capital of Sub 15 all of the outstanding capital stock of Corporation M and to the capital of Sub 20 all of the outstanding capital stock of Corporation N. On Date O, Sub 15 and Sub 20 acquired the assets of Corporation M and Corporation N, respectively, pursuant to liquidations intended to qualify under Section 332.

(g) No assets of any Sub 13 Subsidiary have been, or will be, disposed of by any Sub 13 Subsidiary or Sub 13 except for dispositions in the ordinary course of business, dispositions occurring more than three years prior to adoption of the plans of complete liquidation and transfers to Controlled 1 pursuant to the Sub 13 Liquidation.

(h) The Sub 13 Subsidiary Liquidations will not be preceded or followed by the reincorporation in, or transfer or sale to, a recipient corporation ("Recipient") of any of the businesses or assets of any Sub 13 Subsidiary, if persons holding, directly or indirectly, more than 20 percent in value of the stock of any Sub 13 Subsidiary also hold, directly or indirectly, more than 20 percent in value of the stock in Recipient, except for transfers to Controlled 1 pursuant to the Sub 13 Liquidation and to Distributing 2 pursuant to the Controlled 1 Spin-Off. For purposes of this representation, ownership will be determined by application of the constructive ownership rules of Section 318(a) as modified by Section 304(c)(3).

(i) Prior to the adoption of the plans of complete liquidation, no assets of any of the Sub 13 Subsidiaries will have been distributed in kind, transferred, or sold to Sub 13, except for transactions occurring in the normal course of business and transactions occurring more than three years prior to adoption of the plans of complete liquidation.

(j) The Sub 13 Subsidiaries will report all earned income represented by assets that will be distributed to Sub 13, such as receivables being reported on a cash basis, unfinished construction contracts, commissions due, etc.

(k) The fair market value of the assets of each Sub 13 Subsidiary will exceed its liabilities both at the date of the adoption of each Sub 13 Subsidiary plan of complete liquidation and immediately prior to the time the first liquidating distribution of each Sub 13 Subsidiary is made.

(l) There is no intercorporate debt existing between Sub 13 and any Sub 13 Subsidiary and none has been cancelled, forgiven, or discounted except for transactions that occurred more than three years prior to the date of adoption of the plans of complete liquidation.

(m) Sub 13 is not an organization that is exempt from federal income tax under Section 501 or any other provision of the Code.

(n) All other transactions undertaken contemporaneously with, in anticipation of, in conjunction with, or in any way related to, the proposed complete liquidation of a Sub 13 Subsidiary have been fully disclosed.

     With respect to the liquidation by merger of Sub 13 with and into Controlled 1 (step (xi), above), the taxpayers have made the following representations:

(o) Controlled 1, on the date of adoption of the plan of complete liquidation, and at all times until the final liquidating distribution is completed, will own at least 80 percent of the single outstanding class of Sub 13 stock.

(p) No stock of Sub 13 has been redeemed during the three years preceding the adoption of the plan of complete liquidation of Sub 13.

(q) All distributions from Sub 13 to Controlled 1 pursuant to the plan of complete liquidation will be made within a single taxable year of Sub 13.

(r) As soon as the first liquidating distribution has been made, Sub 13 will cease to be a going concern and its activities will be limited to winding up its affairs, paying its debts, and distributing its remaining assets to Controlled 1.

(s)  Sub 13 will retain no assets following the final liquidating distribution.

(t) Sub 13 (or its predecessor) will not have acquired assets in any nontaxable transaction at any time, except for acquisitions occurring more than three years prior to the date of adoption of the plan of complete liquidation, pursuant to the Sub 13 Subsidiary Liquidations and except as described in the following sentences. On Date I, Corporation L received all of the outstanding capital stock of the predecessor of Sub 23 upon the liquidation of Partnership 2, and on the same date, Controlled 1 contributed to the capital of Corporation L all of the outstanding capital stock of Sub 14. On Date K, Controlled 1 contributed to the capital of Corporation L all of the outstanding capital stock of Corporation M and Corporation N. On Date P, Corporation L was merged with and into Sub 13 in a transaction intended to qualify under Section 568(a)(1)(F).

(u) No assets of Sub 13 have been, or will be, disposed of by either Sub 13 or Controlled 1 except for dispositions in the ordinary course of business and dispositions occurring more than three years prior to adoption of the plan of complete liquidation.

(v) The Sub 13 Liquidation will not be preceded or followed by the reincorporation in, or transfer or sale to, a recipient corporation ("Recipient") of any of the businesses or assets of Sub 13, if persons holding, directly or indirectly, more than 20 percent in value of the Sub 13 stock also hold, directly or indirectly, more than 20 percent in value of the stock in Recipient, except for transfers to Distributing 2 pursuant to the Controlled 1 Spin-Off. For purposes of this representation, ownership will be determined by application of the constructive ownership rules of Section 318 (a) as modified by Section 304(c)(3).

(w) Prior to the adoption of the plan of complete liquidation, no assets of Sub 13 will have been distributed in kind, transferred, or sold to Controlled 1, except for transactions occurring in the normal course of business and transactions occurring more than three years prior to adoption of the liquidation plan.

(x) Sub 13 will report all earned income represented by assets that will be distributed to Controlled 1, such as receivables being reported on a cash basis, unfinished construction contracts, commissions due, etc.

(y) The fair market value of the assets of Sub 13 will exceed its liabilities both at the date of the adoption by Sub 13 of its plan of complete liquidation and immediately prior to the time the first liquidating distribution is made.

(z) There is no intercorporate debt existing between Controlled 1 and Sub 13 and none has been cancelled, forgiven, or discounted except for transactions that occurred more than three years prior to the date of adoption of the plan of complete liquidation.

(aa) Controlled 1 is not an organization that is exempt from federal income tax under Section 501 or any other provision of the Code.

(ab) All other transactions undertaken contemporaneously with, in anticipation of, in conjunction with, or in any way related to, the Sub 13 Liquidation have been fully disclosed.

     With respect to the Controlled 1 Contribution and the Controlled 1 Spin-Off (steps (xiv) and (xxvi), above), the taxpayers have made the following representations:

(ac) The indebtedness, if any, owed by Controlled 1 to Distributing 1 after the Controlled 1 Spin-Off will not constitute stock or securities.

(ad) No part of the Controlled 1 stock to be distributed by Distributing 1 will be received by Distributing 2 as a creditor, employee, or in any capacity other than that of a shareholder of Distributing 1.

(ae) Immediately after the Controlled 1 Spin-Off, at least ninety percent of the fair market value of the gross assets of Distributing 1 will consist of the stock of and securities of a controlled corporation that is engaged in the active conduct of a trade or business, as defined in Section 355(b)(2).

(af) Immediately after the Controlled 1 Spin-Off, the gross assets of the businesses actively conducted (as defined in Section 355(b)(2)) by Distributing 1 (through Sub 7) and Controlled 1, respectively, will have a fair market value of at least five percent of the total fair market value of such corporation's gross assets.

(ag) The five years of financial information submitted on behalf of Business E and Business F is representative of each business's present operations, and, with regard to each business, there have been no substantial operational changes since the date of the last financial statements submitted.

(ah) Following the Controlled 1 Spin-Off, Controlled 1 and Distributing 1 (through Sub 7) will each continue the active conduct of their businesses, independently and with their separate employees.

(ai) The Controlled 1 Spin-Off is to be carried out for the corporate business purposes of facilitating (i) the alignment of Business F with Group B and
     (ii) the Separation. The Controlled 1 Spin-Off is motivated, in whole or substantial part, by these corporate business purposes.

(aj) Except in connection with the Controlled 2 Contribution and the Distribution, there is no plan or intention on the part of Distributing 2 to sell, exchange, transfer by gift, or otherwise dispose of any of their stock in, or securities of, Distributing 1 or Controlled 1 after the transaction.

(ak) There is no plan or intention by either Distributing 1 or Controlled 1, directly or through any subsidiary corporation, to purchase any of its outstanding stock after the transaction.

(al) There is no plan or intention to liquidate either Distributing 1 or Controlled 1, to merge either corporation with any other corporation, or to sell or otherwise dispose of the assets of either corporation after the transaction, except in the ordinary course of business, and except that, in the event the Mergers are not consummated prior to the Distribution Date, Controlled 1 will dispose of Sub 9 and Sub 10 pursuant to its agreement with Corporation X.

(am) The total adjusted bases and the fair market value of the stock in the Group C Subsidiaries to be transferred pursuant to the Controlled 1 Contribution will be equal to or exceed the sum of the liabilities to be assumed by Controlled 1, if any, plus any liabilities to which the transferred assets are subject.

(an) The liabilities assumed in the Controlled 1 Contribution, if any, and any liabilities to which the transferred assets are subject were incurred in the ordinary course of business and are associated with the assets to be transferred.

(ao) Distributing 1 neither accumulated its receivables nor made extraordinary payments of its payables in anticipation of the transaction, other than the repayment of a portion of its intercompany indebtedness to Sub 33, described above.

(ap) No intercorporate debt will exist between Distributing 1 and its subsidiaries, on the one hand, and Controlled 1 and its subsidiaries, on the other hand, at the time of, or subsequent to, the Controlled 1 Spin-Off.

(aq) Immediately before the Controlled 1 Spin-Off, items of income, gain, loss, deduction, and credit will be taken into account as required by the applicable intercompany transaction regulations (see Section
     1.1502-13 and Section 1.1502-14 as in effect before the publication of T.D. 8597, 1995-2 C.B. 147, and as currently in effect; Section 1.1502-13 as published in T.D. 8597). Distributing 1 will not have an excess loss account with respect to the stock of Controlled 1 immediately prior to the Controlled 1 Spin-Off. Distributing 2 will not have an excess loss account with respect to the stock of Controlled 1 immediately following the Controlled 1 Spin-Off and at the time of the Separation.

(ar) Payments made in connection with all continuing transactions, if any, between Distributing 1 and Controlled 1, will be for fair market value based on terms and conditions arrived at by the parties bargaining at arm's length.

(as) Neither Distributing 1 nor Controlled 1 is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv).

     With respect to the Reincorporation, (steps (xxvii) and (xxviii), above), the taxpayers have made the following representations:

(at) Subject to receipt of a ruling from the Internal Revenue Service that the consummation of the New Controlled 2 Contribution and the Distribution will not adversely affect qualification of the Reincorporation as a tax-free reorganization described in Section 368(a)(1)(F), the Reincorporation will constitute a reorganization within the meaning of Section 368(a)(1)(F).

     With respect to the New Controlled 2 Contribution and the Distribution (steps (xxix) through (xxxi), above), the taxpayers have made the following representations:

(au) The indebtedness, if any, owed by New Controlled 2 to Distributing 2 after the Distribution will not constitute stock or securities.

(av) The fair market value of the New Controlled 2 Common Stock and other consideration to be received by each holder of Group B Common Stock will be approximately equal to the fair market value of the Group B Common Stock surrendered by the shareholder in exchange therefor.

(aw) No part of the New Controlled 2 Common Stock to be distributed by Distributing 2 will be received by a stockholder as a creditor, employee, or in any capacity other than that of a shareholder of Distributing 2.

(ax) Immediately after the Distribution, at least ninety percent of the fair market value of the gross assets of Distributing 2 will consist of the stock of and securities of controlled corporations that are engaged in the active conduct of a trade or business, as defined in Section 355(b)(2).

(ay) Immediately after the Distribution, the gross assets of Controlled 1 comprising Business E will have a fair market value that is equal to or greater than five percent of the total fair market value of the gross assets of Controlled 1.

(az) The five years of financial information submitted on behalf of Business D, Business E, and Business F is representative of each business' respective present operations, and, with regard to each business, there have been no substantial operational changes since the date of the last financial statements submitted.

(ba) Immediately after the Distribution, at least ninety percent of the fair market value of the gross assets of New Controlled 2 will consist of the stock of and securities of controlled corporations that are engaged in the active conduct of a trade or business, as defined in Section 355(b)(2).

(bb) Immediately after the Distribution, the gross assets of Sub 24 comprising the Group B business (Business D) will have a fair market value that is equal to or greater than five percent of the total fair market value of the gross assets of Sub 24.

(bc) Immediately after the Distribution, at least ninety percent of the fair market value of the gross assets of Distributing 1 will consist of the stock of and securities of controlled corporations that are engaged in the active conduct of a trade or business, as defined in Section 355(b)(2).

(bd) Immediately after the Distribution, the gross assets of Sub 7 comprising Business F will have a fair market value that is equal to or greater than five percent of the total fair market value of the gross assets of Sub 7.

(be) Following the Distribution, Distributing 2 and New Controlled 2 (through subsidiary corporations) will each continue the active conduct of their businesses, independently and with their separate employees.

(bf) The Distribution is to be carried out for the corporate business purpose of separating Group B and Group C, thus enabling each to compete more effectively in the rapidly changing marketplace. The Distribution is motivated, in whole or substantial part, by this corporate business purpose.

(bg) The management of Distributing 2, to the best of its knowledge, is not aware to any plan or intention on the part of any particular stockholder of Distributing 2 to sell, exchange, transfer by gift, or otherwise dispose of any of their stock in, or securities of, Distributing 2 or New Controlled 2 after the transaction.

(bh) There is no plan or intention by Distributing 2 or New Controlled 2, directly or through any subsidiary corporation, to purchase any stock of Distributing 2 or New Controlled 2 after the transaction, other than through stock purchases meeting the requirements of Section 4.05(1)(b) of Rev. Proc. 96-30.

(bi) There is no plan or intention to liquidate either Distributing 2 or New Controlled 2, to merge either corporation with any other corporation, or to sell or otherwise dispose of the assets of either corporation after the Distribution, except in the ordinary course of business.

(bj) The total adjusted bases and the fair market value of the stock in the Group B Assets to be transferred pursuant to the New Controlled 2 Contribution will be equal to or exceed the sum of the liabilities to be assumed by New Controlled 2, if any, plus any liabilities to which the transferred assets are subject.

(bk) The liabilities assumed in the New Controlled 2 Contribution, if any, and any liabilities to which the transferred assets are subject were incurred in the ordinary course of business and are associated with the assets to be transferred.

(bl) Distributing 2 neither accumulated its receivables nor made extraordinary payments of its payables in anticipation of the transaction.

(bm) No intercorporate debt will exist between Distributing 2 and its subsidiaries, on the one hand, and New Controlled 2 and its subsidiaries, on the other hand, at the time of, or subsequent to, the Distribution.

(bn) Immediately before the Distribution, items of income, gain, loss, deduction, and credit will be taken into account as required by the applicable intercompany transaction regulations (see Section 1.1502-13 and Section 1.1502-14 as in effect before the publication of T.D. 8597, 1995-2 C.B. 147, and as currently in effect; Section 1.1502-13 as published in T.D. 8597). Further, Distributing 2's excess loss account, if any, with respect to the New Controlled 2 Stock will be included in income immediately before the distribution (see Section 1.1502- 19).

(bo) Payments made in connection with all continuing transactions, if any, between Distributing 2 and New Controlled 2, will be for fair market value based on terms and conditions arrived at by the parties bargaining at arm's length.

(bp) Neither Distributing 2 nor New Controlled 2 is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv).

(bq) The payment of cash to holders of Group C Common Stock in lieu of fractional shares of New Controlled 2 Common Stock is solely for the purpose of avoiding the expense and inconvenience to Distributing 2 of issuing fractional shares and does not represent separately bargained for consideration.

(br) The Group B Common Stock and the Group C Common Stock constitute stock of Distributing 2 for federal income tax purposes.

     Based on the information submitted and on the representations set forth above, with respect to the liquidation by merger of Subs 14 through 23 with and into Sub 13 (steps (i) through (x), above), we hold as follows:

(1) For federal income tax purposes, the statutory mergers of each of the Sub 13 Subsidiaries with and into Sub 13 pursuant to applicable state law will be treated as a distribution by each of the Sub 13 Subsidiaries in complete liquidation within the meaning of Section 332 of the Code (Section 332(a) and Section 1.332-2(d) of the Income Tax Regulations).

(2) Sub 13 will recognize no gain or loss on its receipt of the assets of the Sub 13 Subsidiaries distributed pursuant to the Sub 13 Subsidiaries' plans of complete liquidation (Section 332(a)).

(3) The basis of each asset in the hands of Sub 13 will equal the basis of that asset in the hands of the Sub 13 Subsidiaries immediately before the Sub 13 Subsidiary Liquidations (Section 334(b)(1)).

(4) The holding period of each asset in the hands of Sub 13 will include the period during which that asset was held by the Sub 13 Subsidiaries (Section 1223(2)).

(5) Sub 13 will succeed to and take into account the items of the Sub 13 Subsidiaries described in Section 381(c). Sub 13 will take these items into account subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 and the regulations thereunder (Section
      381(a) and Section 1.381(a)-1).

(6) Sub 13 will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of the Sub 13 Subsidiaries as of the date of complete liquidation. Any deficit in earnings and profits of the Sub 13 Subsidiaries or Sub 13 will be used only to offset earnings and profits accumulated after the date of complete liquidation. The amount of earnings and profits, or deficit in earnings and profits, of the Sub 13 Subsidiaries to which Sub 13 succeeds to under Section
     381 must be adjusted so as not to duplicate any amount reflected in earnings and profits of Sub 13 under Section 1.1502-33(b) (Section 381(c)(2), Section 1.381(c)(2)-1 and Section 1.1502-33(a)(2)).

(7) The Sub 13 Subsidiaries will recognize no gain or loss on the distribution of assets to or the assumption of liabilities by Sub 13 in complete liquidation (Sections 336(d)(3) and 337).

     With respect to the liquidation by merger of Sub 13 with and into Controlled 1 (step (xi), above), we hold as follows:

(8) For federal income tax purposes, the statutory merger of Sub 13 with and into Controlled 1 pursuant to applicable state law will be treated as a distribution by Sub 13 in complete liquidation within the meaning of
     Section 332 (Section 332(a) and Section 1.332-2(d)).

(9) Controlled 1 will recognize no gain or loss on its receipt of the Sub 13 assets distributed pursuant to the plan of complete liquidation of Sub 13 (Section 332 (a)).

(10) Controlled 1's basis of the Sub 13 assets will equal the basis of such assets in the hands of Sub 13 immediately prior to its liquidation (Section 334(b)(1)).

(11) Controlled 1's holding period of the Sub 13 assets will include the holding period during which Sub 13 held such assets (Section 1223(2)).

(12) Controlled 1 will succeed to and take into account the items of Sub 13 described in Section 381(c). Controlled 1 will take these items into account subject to the conditions and limitations specified in Sections 381, 382, 383, and 384 and the regulations thereunder (Section 381(a) and Section 1.381(a)-1).

(13) Controlled 1 will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of Sub 13 as of the date of complete liquidation. Any deficit in earnings and profits of Sub 13 will be used only to offset earnings and profits accumulated after the date of the liquidation. The amount of earnings and profits, or deficit in earnings and profits, of Sub 13 to which Controlled 1 succeeds to under
     Section 381 must be adjusted so as not to duplicate any amount reflected in earnings and profits of Controlled 1 under Section 1.1502-33(b) (Section 381(c)(2), Section 1.381(c)(2)-1 and Section 1.1502-33(a)(2)).

(14) Sub 13 will recognize no gain or loss on its distribution of assets to or the assumption of liabilities by Controlled 1 in complete liquidation (Sections 336(d)(3) and 337).

     With respect to the Controlled 1 Contribution and the Controlled 1 Spin-Off (steps (xiv) and (xxvi), above), we hold as follows:

(15) The transfer by Distributing 1 to Controlled 1 of the Group C Subsidiaries (described in step (xiv), above) solely in constructive exchange for additional stock of Controlled 1 and Controlled 1's assumption of liabilities, as described above, followed by Distributing 1's distribution of the Controlled 1 stock to Distributing 2, will be a reorganization within the meaning of Section 368(a)(1)(D). Distributing 1 and Controlled 1 will each be "a party to a reorganization" within the meaning of Section 368(b).

(16) Distributing 1 will recognize no gain or loss upon the transfer of assets to Controlled 1 in constructive exchange for Controlled 1 stock and Controlled 1's assumption of liabilities, if any, as descrIbed above (Sections 361(a) and 357(a)).

(17) Controlled 1 will recognize no gain or loss on the receipt of the assets in constructive exchange for Controlled 1 stock, as described above (Section 1032(a)).

(18) Controlled l's basis of the assets received in the proposed transaction will equal the basis of the assets in the hands of Distributing 1 immediately prior to the transaction (Section 362(b)).

(19) Controlled l's holding period of the assets received in the proposed transaction will include the period during which Distributing 1 held the assets (Section 1223(2)).

(20) Distributing 1 will recognize no gain or loss upon its distribution of all of the Controlled 1 stock to Distributing 2 pursuant to the Controlled 1 Spin-Off (Section 361(c)(1)).

(21) No gain or loss will be recognized by (and no amount will be included in the income of) Distributing 2 upon its receipt of the stock of Controlled 1 pursuant to the Controlled 1 Spin-Off (Section 355(a)).

(22) Distributing 2's basis in the stock of Controlled 1 and Distributing 1 after the distribution will be the same as the basis of the Distributing 1 stock immediately before the Controlled 1 Spin-Off, allocated in proportion to the fair market value of each in accordance with Section l.358-2(a)(2) (Section 358(a)(1) and (b)).

(23) Distributing 2's holding period of the Controlled 1 stock received in the Controlled 1 Spin-Off will include the holding period of the stock of Distributing 1 with respect to which the Controlled 1 Spin-Off will be made, provided that the Distributing 1 stock was held as a capital asset on the date of the Controlled 1 Spin-Off (Section 1223 (1)).

(24) Appropriate adjustments to Controlled l's earnings and profits to prevent the earnings and profits of the Group C Subsidiaries from being eliminated will be made under Section 1.1502-33(f) (2). Proper allocation of earnings and profits between Distributing 1 and Controlled 1 will be made under Section l.3l2-10(a) of the Income Tax Regulations (Section

     312(h)). The amount of earnings and profits allocated between Distributing 1 and Controlled 1 under Section 312(h) and Section 1.312-l0(a) must be adjusted to prevent duplication (Section l.1502-33(a)(2)).

     With respect to the Reincorporation of Controlled 2 (steps (xxvii) and (xxviii), above), we hold as follows:

(25) The consummation of the New Controlled 2 Contribution and the Distribution will not adversely affect qualification of the Reincorporation as a tax-free reorganization described in Section 368(a) (1) (F).

     With respect to the New Controlled 2 Contribution and the Distribution (steps (xxix) and (xxxi), above), we hold as follows:

(26) The transfer by Distributing 2 to New Controlled 2 of the Group B Assets solely in constructive exchange for additional stock of New Controlled 2 and New Controlled 2's assumption of liabilities, as described above, followed by Distributing 2's distribution of the New Controlled 2 stock to Distributing 2's shareholders, as described above, will be a reorganization within the meaning of Section 368(a) (1) (D). Distributing 2 and New Controlled 2 will each be "a party to a reorganization" within the meaning of Section 368(b).

(27) Distributing 2 will recognize no gain or loss upon the transfer of assets to New Controlled 2 in constructive exchange for New Controlled 2 Common Stock and New Controlled 2's assumption of liabilities, if any, as described above (Section 361(a) and 357(a)).

(28) New Controlled 2 will recognize no gain or loss on the receipt of the assets in constructive exchange for New Controlled 2 stock, as described above (Section 1032(a)).

(29) New Controlled 2's basis of the assets received in the proposed transaction will equal the basis of the assets in the hands of Distributing 2 immediately prior to the transaction (Section 362(b)).

(30) New Controlled 2's holding period of the assets received in the proposed transaction will include the period during which Distributing 2 held the assets (Section 1223(2)).

(31) Distributing 2 will recognize no gain or loss upon its distribution to its stockholders of all of the New Controlled 2 Common Stock pursuant to the Distribution (Section 361(c)(1)).

(32) No gain or loss will be recognized by (and no amount will be included in the income of) the holders of Distributing 2's Group B Common Stock upon their receipt of the New Controlled 2 Common Stock in exchange therefor (Section 355(a)(1)).

(33) No gain or loss will be recognized by (and no amount will be included in the income of) the holders of Distributing 2's Group C Common Stock upon their receipt of the New Controlled 2 Common Stock, as described above (Section 355(a)(1)).

(34) The basis of the New Controlled 2 Common Stock in the hands of the holders of the Group B Common Stock immediately after the Distribution will be the same as the basis of the Group B Common Stock surrendered in exchange therefor (Section 358(a)(1)).

(35) The basis of the New Controlled 2 Common Stock and the Group C Common Stock in the hands of the holders of the Group C Common Stock immediately after the Distribution will be the same as their basis in the Group C Common Stock immediately prior to the Distribution, allocated in proportion to the fair market value of each in accordance with Section 1.358-2(a)(2) (Section 358(a)(1) and (b)).

(36) The holding period of the New Controlled 2 Common Stock received by the holders or the Group B Common Stock will include the holding period of the Group B Common Stock of Distributing 2 surrendered in exchange therefor, provided that such Group B Common Stock of Distributing 2 is held as a capital asset on the date of the Distribution (Section 1223(1)).

(37) The holding period of the New Controlled 2 Common Stock received by the holders of the Group C Common Stock will include the holding period of the Group C Common Stock of Distributing 2 with respect to which the Distribution will be made, provided that such Group C Common Stock of Distributing 2 is held as a capital asset on the date of the Distribution (Section 1223 (1)).

(38) The payment of cash, if any, in lieu of fractional shares of New Controlled 2 Common Stock will be treated for federal income tax purposes as if the fractional shares are distributed as part of the Distribution and then redeemed by New Controlled 2. These cash payments will be treated as having been received in full payment in exchange for the fractional shares of New Controlled 2 Common Stock deemed to be redeemed as provided in
     Section 302 (a) (Rev. Rul. 66-365, 1966- 2 C.B. 116; Rev. Proc.
     77-41, 1977-2 C.B. 574)

(39) Appropriate adjustments to New Controlled 2's earnings and profits to prevent the earnings and profits of the Group C Subsidiaries from being eliminated will be made under Section 1.1502-33(f) (2). Proper allocation of earnings and profits between Distributing 2 and New Controlled 2 will be made under Section 1.3l2-10(a) of the Income Tax Regulations (Section 312 (h)). The amount of earnings and profits allocated between Distributing 2 and New Controlled 2 under Section 312(h) and
     Section 1.312-10(a) must be adjusted to prevent duplication (Section 1.1502-33(a)(2)). Distributing 2 and its subsidiaries and Controlled
     2 and its subsidiaries will adjust their earnings and profits in accordance with Section 1.1502-33(e) of the regulations. (In applying the principles of Section 1.1502-33(e), either Distributing
     2 and its subsidiaries or Controlled 2 and its subsidiaries may have to eliminate earnings and profits).

     We express no opinion about the tax treatment of the transaction under other provisions of the Code and regulations or about the tax treatment of any conditions existing at the time of, or effects resulting from, the transaction that are not specifically covered by the above rulings. This ruling has no effect on any earlier documents and is directed only to the taxpayer who requested it.
Section 6110(j) (3) provides that it may not be used or cited as precedent.

     The taxpayers must attach a copy of this letter to their federal income tax returns for the tax year in which the transaction covered by this ruling letter is consummated.

     In accordance with the power of attorney on file in this office, we have sent a copy of this letter to your representative.

                    Sincerely yours,

                    Assistant Chief Counsel (Corporate)


                    By /s/ Victor Penico
                      ---------------------------------
                       Victor Penico
                       Chief, Branch 3